SETTLEMENT AGREEMF.NT AND STIPULATION

THIS SETTLEMENT AGREEMENT and STIPULATION is dated as of May 13, 2020 by and between Strikeforcc Technologies, Inc. ("SFOR" or the "Company"), a corporation formed under the laws of the State of Wyoming, and Continuation Capital, Inc., ("CCI"), a Delaware Corporation.

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WHEREAS, there arc bona fide outstanding liabilities of the Company in the principal amount of not less than $197,737.81 and

WHEREAS, these 1.iabilities are past due; and

WHEREAS, CCI acquired such Iiabilitjcs on the terms and conditions set fonh in the annexed Claim Purchase Agreement(s), subject however Lo the agreement of the Company and compliance with the provisions hereof; and

WHEREAS, CCI and SFOR desire to resolve, settle, and compromise among other things the liabilities as more panicularly set folth on Schedule A and the Claims Purcha5e Agreements and debt instruments attached and annexed thereto and incorporated herein (hereinafter collectively referred to as the "Claims").

NOW, THEREFORE, the parties hereto agree as follows:

I. Defined Terms. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be egually applicable to both the singular and plural forms of the terms defined):

"AGREEMENT" shall have the meaning specified in the preamble hereof.

"CLAIM AMOUNT' shall mean $197,737.81.

"COMMON STOCK" shall mean the Company's common stock, $.000 I par value per share, and any shares of any other da% of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of tbe Company).

"COURT" shall mean Circuit Courts within the Twelfth Judicial Circuit of Florida.

"DISCOUNT" shall mean fXXXXXXXXXX percent.

"DRS" shall have the meaning specified in Section 3b.

"DTC" shall have the meaning specified in Section 3b.

"DWAC" shall have the meaning specified in Section 3b.

"FAST" shall have the meaning specified in Section 3b.

"SALE PRICE" shall mean the Sale Price of the Common Stock on the Principal Market.

"MARKET PRICE" on any given date shall mean the lowest Sale Price during the Valuation Period.

"PRINCIPAL MARKET" shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, OTC Pink, the Over the Counter Bulletin Board, QB marketplace, the American Stock Exchange or the New York Stock Exchange, whichever is at the Lime the principal trading exchange or market for the Common Stock.

"PURCHASE PRICE" shall mean the Market Price during the Valuation Period (or such tiler date on which the Purchase Price 's calculated in accordan r with the terms and cond1t1ons of this Agreement) less the product of the D;scounc and the Marrt Pricc.

"SELLER" shall mean any individual or entity listed on Schedule A, who originally

owned the Claims.

"TRADING DAY" shall mean any day during which the Principal Market shall be open for business.

'TRADING PERIOD" shall mean Trading Days during the Valuation Period.

"TRANSFER AGENT" shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Co01pany's appoi111ment of any such substitute or replacement transfer agent).

"VALUATJON PERIOD" shall mean the thirty (30) day trading period preceding the share request inclusive of the day of any Share Request pursuant to this agreement (the "trading period"); provided that the Valuation Period shall be extended as necessary in the event that (I) the Initial Issuance is delivered in 01ore than one tranche pursuant to Sections 3(a) and 3(e), and/or (2) one or more Additional Issuances is required to be made pursuant to Section 3(d) below, in which case the V,tluation Period for each issuance shall be extended to include additional trading days pursuant to such issuance. The Valuation Period shall begin on the date of any Share Request pursuant to this Agreement, but shall be suspended to the extent that any subsequent Initial Issuance tranche and/or Additional Issuance is due to be made until such date as such Initial Issuance tranche and/or Additional Issuance is delivered to CCI pursuant to Section 3(b)(iii). Any period of suspension of the Valuation Period shall be established by means of a written notice from CCI to the Company. In the event the Settlement Shares and/or Settlement Fee Shares are not delivered on the same date as the Share Request or Conversion Notice, the Valuation Period will be extended to the date the Settlement Shares and/or Settlement Fee Shares are "Delivered". "Delivered" shall mean the date the shares clear deposit into CCl's brokerage account, which shall

be the date CCI is able to trade the shares free from restrictions of any kind including by CCJ's Brokerage firm, DTC, Company or Company's Transfer Agent (the "Extended Valuation Period"). Extending the Valuation Period will not adjust the number of shares delivered but will adjust the market price, Settlement Shares and/or Settlement Fee Shares and the amount the Claim amount is reduced as a result of the conversion, and will be memorialized by au Amended Share Request or Conversion Notice, which will be submitted to the Company or Company's Transfer Agent by CCI, if applicable.

2. Fairness Hearing. Upon the execution hereof, Company and CCI agree, pursuant to Section 3(a)(1 0) of the Securities Act of 1933 (the "Act"), to immediately submit the terms and conditions of this Agreement to the Court for a hearing on the fairness of such terms and conditions, and the issuance exempt from registration of the Settlement Shares. This Ai,"Teement shall become binding upon the parties only upon ent'y of an order by the Court substantially in the form annexed hereto as Exhibit A (the "Order").

3. Settlement Shares. Following entry of an Order by the Court in accordance with Paragraph 2 herein and the execution by CCT and Company of the Stipulation and Order of Dismissal (as defined below) subject to paragraph 7 herein, Company shall issue and deliver to CCI shares of its Common Stock (the "Settlement Shares") as follows:

a. In settlement of the Claims, Company shall initially issue and deliver to CCI, in one or more tranches as necessary subject to paragraph 3(e) and (f) herein, shares of Common Stock (the "Initial !ssuance"), subject to adjustment and ownership limitations as set forth below, sufficient to satisfy the compromised amount at a fort-five percent (45%) discount to ma'ket (the total amount of the claims divided by 55%) based on the market price during the

valuation period as defined herein through the issuance of freely trading securities issued pursuant to Section 3(a)(I0) of the Securities Act (the "setllement shares"). The Company shall also issue to CCI, on the issuance date(s), Fo1ty Five Million Four Hundred Fifty Four Thousand Five Hundred Forty Five (45,454,545) freely trading shares pursuant to Section 3(a)(10) of the Securities Act in accordance herewith as a settlement fee.

b. No later than the first business day following the date that the Court enters the Order, time being of the essence, Company shall: (i) cause its legal counsel to issue an opinion to Company's trnnsfer agent, in form and substance rea onahly acceptable to CCI and such transfer agent, that the shares of Common Stock to be issued a the Initial Issuance and Additional Issuance (as defined below) and shares issued as a settlement fee are legally issued, fully paid and non-assessable, are exempt from registration under the Securities Act, may be issued without restrictive legend, and may be resold by CCI without restriction; (ii) transmit via email, facsimile and overnight delivery an irrevocable and unconditional instruction to Company's stock transfer agent in the form annexed hereto as Exhibit *B;* and (iii) issue and deliver to CCI Seulement Shares and setllement fee shares in one or more tranches as necessary, as Direct Registration Systems (DRS) shares to CCI's account with the Depository Transfer Company (DTC) or through the Fast Automated Securities Transfer (FAST) program of DTC's Deposit/Withdrawal Agent Commission (OWAC) system, without any legends or restrictions on transfer, sufficient to satisfy the compromised amount along with settlement fee shares, through the issuance of freely ťa ding securities issued pursuant to Section 3(a) IO of the Securities Act. Pursuant to this agreement, CCI may deliver a request to SFOR either directly or through Company's Transfer Agent pursuant to Exhibit "B" which states the dollar amount (designated in U.S. dollars) of Common Stock to be

issued to CCI (the "Share Request" or "Conversion Notice"). The date upon which the first tranche of the Initial hsuance shares along with any shares issued as a settlement fee have been received into CCJ's account rmd arc available for sale by CCI shall be refem:d to as the "Issuance Date". Additionally, the Company shall be fully responsible for all of the Transfer Agent's costs for each and every conversion of the Settlement Shares and Settlement Fee Shares pursuant to this section which shall be promptly paid upon request by said Transfer Agent of CCL The Company further irrevocably and unconditionally authorizes the Company's Transfer Agent to provide CCJ with the Company's current ShareStrucntre, including, but not limited to the Company's current Issued and Outstanding shares at any time upon the request of CCI to the Company's Transfer Agent. In the event the Company fails to comply with this provision then the Discount shall be increased by an additional five percent (5%). In the event that Company is delinquent on issuance of shares of stock to CCI pursuant to the te1ms and conditions of this Section 3 within five (5) business days of a request for issuance of shares pursuant to Court Order Granting Approval of this Settlement Agreement, then the Discount shall be increased by five percent (5%), as well a an additional five percent (5%) for each additional delinquency of five (5) Trading Days up to a maximum Discount of ninety percent (90%) until all Settlement Shares and settlement fee shares have been received by CCI and Company has fully complied with all terms and conditions and obligations pursuant w this Settlement Agreement and Stipulation.

c. During the Valuation Period, the Company shall deliver to CCI, through t11c Initial Issuance and any required Additional Issuance subject to paragraph 3(d), (e) and (f) herein that number of shares (the "Final Amount") with an aggregate value equal to (A) the sum of the Claim Amount, divided by (B) the Purchase Price. The paities acknowledge that dre number of

Settlement Shares along with aoy settlement fee shares to be issued pursuant Lo this Agreement is indeterminable a of the date of i5 ex.ecution, and could well exceed the current existing number of shares outstanding as of the date of its execution.

d. If at any time during the Valuation Pe1iod the Market Price is below 90% of Lhe Market Price on the day before the Issuance Date, Company will immediately cause to be issued and delivered to CCI in accordance with the provisions of Section 3(b) herein, such additional shares as may be required to effect the purposes of this Settlement Agreement (each, an "Additional Issuance"), subject to the limitation in the paragraph below. At the end of the Valuation Period, if the sum of the Initial Issuance and any Additional Issuance is greater than the Final Amount, CCI shall promptly deliver any remaining shares to Company or its transfer agent for cancellation.

e. At the end of the Valuation Period, if the 5um of the Initial Issuance and any Additional issuance is greater than the Final Amount, CCI shall promptly deliver any remaining shares to Company or its trnnsfer agent for cancellation.

f. Notwithstanding anything to the contrary contained herein, it is the intention of the parties that the Settlement Shares along with settlement fee shares beneficially owned by CCI at any given time shall not exceed the number of such shares that, when aggregated with all other shares of Company then beneficially owned by CCI, or deemed beneficially owned by CCI, would result in CC! owning more than 4.99% of all of such Common Stock as would be outstanding on such date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. In compliance therewith, the C()mpany agrees to deliver the Initial Issuance and any Additional Issuances in one or more tranches.

g. For 1he avoidance of doubt, the price used to detennine the number of shares of Common Stock to be delivered pursuant to any Share Request shall be rounded up to the nearest decimal place of .00001.

4. Necessary Action. At all times after the execution of this Agreement and entry of the Order by the Cou1t, each party hereto agrees to take or cause to be taken all such necessary action including, without limitation, the execution and delivc1y of such furlher instrument and documents, as may be reasonably requested by any party for such puxposes or otherwise necessary to effect and complete the transactions contemplated hereby.

5. Releases. Upon receipt of all of the Settlement Shares and settlement fee shares for and in consideration of the terms and conditions of this Agreement, and except for the obligations, representations, indemnifications pursuant to paragraph I5 herein and covenants arising or made hereunder or a breach hereof, the parties hereby release, acquit and forever discharge the other and each, every and all of their current and past officers, directors, shareholders, affiliated corporations, subsidiaries, agents, employees, representatives, attorneys, predecessors, successors and assigns (the "Released Parties"), of and from any and all claims, damages, cause of action, suits and costs, of whatever nature, character or description, whether known or unknown, anticipated or unanticipated, which the parties may now have or may hereafter have or claim to have against each other with respect to the Claims. Nothing contained herein shall be deemed to negate or affect C:CI's right and title to any securities heretofore issued to it by Company or any subsidiary of Company.

6. Representations. Company hereby represents, warrants and covenants to CCI as follows:

a. There are Seventeen Billion (17,000,000,000) shares of Common Stock of the Company authorized as of May 8, 2020, of which approximately Three Billion Six Hundred Thirty One Million Seven Hundred Fifty Six Thousand Three Hundred Sixty Five (3,631,756,365) Shares of Common Stock are issued and outstanding as of May 8, 2020; and Thirteen Billion Three Hundred Sixty Eight Million Two Hundred Forty Three Thousand Six Hundred Thirty Five (13,368,243,635) Shares of Common Stock are available for issuance pursuant hereto;

b. The shares of Common Stock lo be issued pursuant to the Order are duly authorized, and when issued will be duly and validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and preemptive and similar rights to subscribe for or purcha e securities;

c. The shares will be exempt from registration under the Securities Act and issuable without any restrictive legend;

d. The Company shall reserve from its duly authorized capital stock a number of shares of Common Stock at least equal tliree times the greater of the number of shares that C()uld be issued pursuant to the terms of the Order and that Company shall initially reserve at its transfer agent, at a minimum, Two Billion Seven Hundred Fifty Million (2,750,000,000) shares during the Valuation Period in order to ensure that it can properly carry out the terms of this agreement, which may only be released to Company once all of the Settlement Shares and settlement fee shares have been delivered and converted pursuant to this ai,'Teement and Company's obligations are otherwise fully satisfied or there ha otherwise been a default pursuant to the terms of this agreement; of this reserve amount, CCI plans on converting this Settlement into that number of shares and in many instances more shares, should the price go down;

e. If at aoy time it appears reasonably likely that there may be insufficient authorized shares and/or reserve shares to fully comply with the Order, Company shall promptly increase its authorized shares and/or reserve shares to ensure its ability to timely comply with the Order. In the event that the Company fails to fuJJy comply with this provision, then the Discount pursuant to this Agreement shall be increased by five percent (5%) as well as an additional five percent (5%) for each delinquency of five trading days up to a maximum Discount of ninety percent (90%) until Company fully complies with this provision;

f. The execution of this Agreement and performance of the Order by Company and CCI will not (I) conflict with, violate or cause a breach or default under any agreements between Company and any creditor (or any affiliate thereo1) related to the account receivables comp1ising the Claims, or (2) require any waiver, consent, or other action of the Company or any creditor, or their respective affiliates, that has not already been obtained;

g. Without limitation, the Company hereby waives any provision in any agreement related to the account receivables comprising the Claims requiring payments to be applied in a certain order, manner, or fashion, or providing for exclusive jurisdiction in any cou1t other than this Court;

h. The Company has all necessary power and authority to execute, deliver and perform all of its obligations under this Agreement;

i. The execution, deli ve1y and performance of this Agreement by Company ha heen duly authorized by all requisite action on the part of Company and its Board of Directors (including a majority of its independent directors), and this Agreement has been duly exccuccd and delivered by Company;

j. Company did not enter into the trnnsaction giving rise to the Claims in contemplation of any sale or distribution of Company's common stock or other securities;

k. There has been no modification, compromise, forbearance, or waiver entered into or given with respect lo the Claims. There is no action based on the Claims that is currently pending in any court or other legal venue, and no judgmenL based upon the Claims have been previously entered in any legal proceeding;

l. There are no taxes due, payable or withholdablc as an incident of Seller's provision of goods and services, and no taxes will be due, payable or withholdable as a result of settlement of the Claims;

m. Seller was not and within the past ninety (90) days bas not been directly or indirectly through one or more intermediaries in control, controlled by, or under common control with, the Company and is not an affiliate of the Company as defined in Rule 144 promulgated under the Act;

n. Company is operational and is a non-shell company within the meaning of Rule 405 and all applicable Securities Rules and Registration pertaining thereto;

o. Company represents that Seller is not, directly or indirectly, utilizing any of the proceeds received from CCI for selling the Claims to provide any consideration to or invest in any manner in the Company or any affiliate of the Company;

p. Company has not received any notice (oral or wriuen) from the SEC or Principal Market regarding a halt, limitation or suspension of trading in the Common Stock; and

q. Selle,: will not, directly or indirectly, receive any consideration from or be compensated in any manner by, lhe Company, or any affiliate of the Company, in exchange for or in consideration of selling the Claims;

r. Company represent that none of the services provided or to be provided which gave rise to the Claims were or are services related to promoting the Company's Securities or that may be considered investor relations services;

s. Company represents that each Claim being purchased pursuant hereto is a bona-fide Claim against the Company and that the invoices or written cont'a ct(s)/pr omissory notes underlying each Claim arc accurate representations of the nature of the debt and the amounts owed by the Company to Seller and that the goods or services which arc the subject of the Claims being purchased have been received or rendered;

t. Company acknowledges that CCI or its affiliates may from time to tin1c, hold outstanding securities of the Company which may be convertible in shares of the Company's common stock at a floating conversion rate tied to the current market price for the stock. The number of shares of Common Swck issuable pursuant to this Agreement may increase substantially in certain circumstances, including, but not neccssar-ily limited to the circunLtance wherein lhe trading price of the Common Stock declines during the Valuation Period. The Company's executive officers and directors have studied and fully understaud the nature of the transaction contemplated by this Agreement and recognize that they have a potential dilutive effect. Tl1c board of direcwrs of the Company has concluded in its good faith business judgment that such transaction is in the best interests of the Company. The Company ,-pecifically acknowledges that its obligation to issue the Settlement Shares along with settlement fee shares is

binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company. The Board of Directors of the Company has further given its consent for each conversion of shares of stock pursuant to this agreemenc and agrees and consents that same may occur below the par value of lhe Company's Common Stock if applicable.

u. None of the trnnsactions agreements or proceedings described above is part of a plan or scheme to evade the registration requirements of the Securities Act and SFOR and CCI are acting and ha acted in an arms length capacity.

7. Continuing Jurisdiction. Simultaneously with the execution of this Agreement, the attorneys representing the parties hereto will execute a stipulation of dismissal substantially in the form annexed hereto as Exhibit C (the "Stipulation of Dismissal"). The pa1ties hereto expressly agree that said Stipulation of Dismissal shall not be filed, but shall be held in escrow by counsel for CCI, until such time that Company has fully complied with all of its obligations pursuant to this Settlement Agreement and Stipulation. In order LO enable the Courl to grant -pecific enforcement or other equitable relief in connection with this Agreement, (a) the parties consent to the jurisdiction of the Cowt for purposes of enforcing this Agreement, and (b) each pany to this Agreement expressly waives any contention that there is an adequate remedy at law or any like doctrine that 1night otherwise preclude injunctive relief to enforce this Agreement

8. Conditions Precedent/ Default.

a. If Company shall default in promptly delivering the Settlement Shares to CCl in the form and mode of delivery as required by Paragraphs 2, 3, 4 and 6 herein or otherwise fail in any way to fully comply with the provisions thereof;

b. If the Order shall not have been entered by the Court on or prior to ninety (90) days after execution of this agreement;

c. If the Company shall fail to comply with the Covenants set forth in Paragraph 14 hereof;

d. If Bankruptcy, dissolution, receivership, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors or other legal proceedings for any reason shall be instituted by or against the Company; or if the trading of the Common Stock shall have been halted, limited, or suspended by the SEC or on the Principal Market; or trading in securities generally on the Principal Market shall have been suspended or limited; or. minimum prices shall been established for securities traded on the Principal Market, or CCI's selling broker, or eligible for delivery via OTC or DWAC; or the Common Stock is not eligible or unable to be deposited for trade on the Principal Market; or the Common Stock is no longer eligible for book transfer delivery via DWAC; or the Company is delinquent or has not made its required Securities and Exchange Commission filings; or if any time, the Market Price for the Company's Common Stock drops to at or below .0003; or there shall have been any material adverse change (i) in the Company's finances or operations, or (ii) in the financial markets such that, in the reasonable judgment of the CCI, makes it impracticable or inadvisable to trade the Settlement Shares along with any settlement fee shares; and such suspension, limitation or other action is not cured within five (5) trading days; then the Company shall be deemed in default of the Agreement and Order and this Agreement and/or any remaining obligations of CCI pursuant to this Agreement shall be voidable in the sole discretion of CCI, unless otherwise agreed by written agreement of the parties;

c. In the event that the Company fails lo fully comply with the conditions precedent as specified in paragraph 8 a. through d. herein, then the Company shall be deemed in defaull of lhe agreement and CCI, al its option and in its sole discretion, may declare Company to be in default of the Agreement and Order, and this Agreement and/or any remaining obligations of CCI pursuant to this Agreement shall be voidable in the sole discretion of CCI, unless otherwise agreed by written a6,-eement of the parties. In said event, CCI shall have no further obligation to comply with the tem1s of this agreement and can thus opt out of making any remaining payments, if applicable, not previously made *to* creditors as contemplated hy the Claims Purchase Agreement as referenced in schedule A. In the event Company is declared to be in default, Company shall remain fully obligated to comply with the terms of tbis Settlement Agreement and Stipulation for issuance of shares of stock to CCI for any amount of debt previously purchased and paid for by CCI pursuant to the tem:is of this Settlement Agreement and Stipulation, Schedule A, as well as Order Approving same along with all settlement fee shares required hereby. In the event that Company is declared to be in defanlt of this Agreement prior to successful deposit and clearance of the Settlement Shares and/or settlement fee shares, Company shall further remain fully obligated for issuance of all settleruent fee shares pursuant to paragraph 3(a) herein.

9. Infom1ation. Company and CCI each represent that prior to the execution of this Agreement, they have fully informed themselves of its terms, contents, conditions and effects, and Lhat no promise or representation of any kind has been made to them except as expressly stated in this Agreement.

10. Ownership and Authority. Company and CCI represent and warrant that they have not sold, a signed, transferred, conveyed or otherwise disposed of any or all of any claim, demand,

right, or cause of action, relating to any matter which is covered by this Agreement, that each is the sole owner of such claim, demand, right or cause of action, and each has the power and autho1ity and ha been duly authorized to enter into and perform this Agreement and that this Agreement is the binding obligation of each, enforceable in accordance with its terms.

I I. No Admission. lbis Agreement is contractual and it has been entered into in order to compromise disputed claims and to avoid the unce1tainty and expense of the litigation. This Agreement and each of its provisions in any orders of lhe Court relating to it shall not be offered or received in evidence in any action, proceeding or otherwise used as an admission or concession as to the merits of the Action or the liability of any nature on the part of any of the pa,1ies hereto except to enforce its terms.

12. Binding Nature. This Agreement shall be binding on all parties executing this Agreement and their re-,pective successors, a,signs and heirs.

13. Authority to Bind. Each party to this Agreement represents and warrants that the ex.ecution, delivery and pcrtormance of this Agreement and the consummation of lhe transactions provided in this Agreement have been duly authorized by all necessary action of the respective entjty and lhat the person executing this Agreement on iL behalf ha the full capacity to bind that entity. Each party further represents and warrants that it ha5 been represented by independent counsel of its choice in connection with lhe negotiation and execution of this Agreelllcnt, and that counsel has reviewed this Agreement. Company furlher represents and warrants that they have had corporate legal counsel review and agree to the terms of this Agreement independent of counsel of their choosing to represent Company at any faime.s hearing or hearings to approve this Agreement.

14. Covenants.

a For so long as CCI or any of its affiliates holds any shares of Common Stock, neither Company nor any of its affiliates shall vote any shares of Common Stock owned or controlled by it (unless voting in favor of a proposal approved by a majority of Company's Board of Directors), or solicit any proxies or seek to advise or influence any person with respect to any voting securities of Company; in favor of (1) an extraordinary corporate transaction, such as a reorganization, reverse stock split or liquidation, involving Company or any of its subsidiaries, (2) a sale or transfer of a material amount of assets of Company or any of its subsidiaries, (3) any material change in the present capitalization or dividend policy of Company, (4) any other material change in Company's business or corporate st1ucture, (5) a change in Company's charter, bylaws or instruments corresponding thereto (6) causing a class of securities of Defendant to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (7) causing a class of equity securities of Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended, (8) ter:minating its Transfor Agent (9) taking any action which would impede the purposes and objects of this Settlement Agreement or (10) taking any action, intention, plan or anangement similar to any of those enumerated above. Nothing in this section shall be deemed to exclude strategic decisions by Company made in an effort co expand the Company except as expressly stated herein. The provisions of this paragraph may not be modified or waived withOLtt further order of the Court.

b. Immediately upon the signing of the Settlement Order by the Court, the Company shall cause to be filed a Form 8-K with the Securities and Exchange Commission disclosing the settlement or Supplemental Information with OTC Markets or Press Release as applicable. Furthermore, and at the written request of CCI, in the event that the Company raises their issued and outstanding Common Stock by an additional ten percent (10%) or more, Company shall file a form 8k with the Securities and Exchange Commission or Supplemental Information with OTC Markets as applicable. The Company shall further immediately file such additional SEC filings as may be or are required in respect of the transactions. In the event that the Company fails to fully comply with this provision, then the Discount pursuant to this agreement shall be increased by five percent (5%), as well as an additional five percent (5%) for each additional delinquency of five (5) Trading Days up to a maximum Discount of ninety percent (90%) until all Settlement Shares and seltlement fee shares have been received by CCI and Company has fully complied with all tenns and conditions and obligations pursuant to this Settlement Agreement and Stipulation.

c. CCI hereby covenants that they have not provided any funds or other consideration to the Company and have no intent to do so. In no event shaH any of the funds received from the sale of shares of the Company in reliance upon the Court Order be nsed to provide any considerntion to the Company or any affiliate of the Company.

d. CCT has 11tilized the services of Dalmore Group LLC as a placement agent in this transaclion and CCI has not and is not acting as a broker dealer in such capacity in this transaction pursuant to Section 15 of the Securities Exchange Act of 1934. Dalmore Group LLC has performed due diligence on the debts associated with this transaction, negotiated the terms

hereof aod arranged for CCI lo place their capital in this transaction. Continuation Capital, Inc., tlu-ough the transactions, agreements or proceedings above are not a part of a plan or scheme or evade the registrill:ion requirements of Section 15 of the Securities Exchange Act of 1934 or any other applicable provisions.

15. Indemnification. Company covenants and agrees to indemnify, defend and hold CCI and its agents, employees, representatives, officers, directors, stockholders, controlling persons and affiliates harmless iu·ising from or incident or related to this Agreement, including, without limitation, any claim or action brought derivatively or by the Seller or Shareholders of the Company and further, harmless against any charges, claims, suits, lossφs , expenses, damages, obligations, fines, judgments, liabilities, cosL and expenses (including actual costs of investigation and reasonable attorney's fees) whether brought by an individual or entity or imposed by a court of law or by administrative action of any Federal, State or Local governmental body or agency, administrative agency or regulatory authority related to arising in any manner out of, based upon or in connection with (a) any untnie statement or alleged untrue statement of a material fact made by the Company or any omission or alleged omission of the Company to state a material fact required ιo be stated herein or in any seller document or necessary to make the statcmcms therein not misleading or (b) the inaccuracy or breach of any covenant, representation or warranty made by the Company contained herein or in any seller document or (c) any transaction, proposal or any other matter contemplated herein. The Company will promptly reimburse the indemnified parties for all expenses (including reasonable fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any matter contemplated by this Agreement, or any action or

proceeding arising therefrom, whether or not such indemnified party is a fonnal party to any such proceeding. This Agreement specifically includes, but is not limited to the foregoing concerning any claim that Continuation Capital, Inc. is in violation of or has violated Section 5 of the Secu1ities Act of 1933, as amended, for unlawful or unauthorized sale of securities based upon Continuation Capital, Inc.'s reliance on representations of Company or misrepresentations of Company pursuant to (a), (b) or (c) herein and/or that any payments made by CCl to Creditors were fraudulent, based upon false insmiments provided to CCI or not bona fide claims within the meaning of Section 3(a)(10) of the Securities Act of 1933. Notwithstanding the foregoing, the Company shall not be liable in respect of any claims that a court of competent jurisdiction has judicially determined by final judgment (and the time to appeal has expired or the last right of appeal of has been denied) wi ch resnlted solely or in part from the willful misconduct of an indemnified party or the willful violation of any securities law or regulations by the indemnified party. The Company further agrees that it will not, without the prior written consent of Continuation Capital, Inc., setlle, compromise or consent to the entry of any judgment in any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not Continuation Capital, Inc. or any indemnified party is an actual or potential party to such proceeding), unless such set!lement, compromise or consent includes an unconditional release of Continuation Capital, Inc. and each other indemnified party hereunder from all liability arising out of such proceeding. In order to provide for just and equitable contribution in any case in which (i) an Indemnified Party is entitled to indemnification pursuant to this Indemnification Agreement but it is judicially determined by the entry of a final judgment decree by a court of competent jurisdiction and (the time to appeal has expired or the last right of appeal has been denied) that such indemnification

may not be enforced in such case, or (ii) contribution may be required by the Company in circumstances for which an Indemnified Party is otherwise entitled to indemnification under the Agreement, then, and in each such case, the Company shall contribute to the aggregate losses, Claims and damages and/or liabilities in an amouot equal to the amount for which indemnification wa held unavailable.

The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with CCI's agreement hereunder except for Claims that a court of competent jurisdiction shall have determined by final judgment (and the time to appeal has expired or the last right of appeal ha been denied) resulted solely or in part from the wilJful misconduct of such Indemnified Party or the willful violation of any securities laws or regulations by an Indemoified Party. The indemnity, reimbursement and contribution obligations of the Company set forth herein shall be in addition to any liability which the Company may otherwise have an shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party.

16. Legal Effect. The parties to this Agreement represent that each of them has been advised a to the terms and legal effect of this Agreement and the Order provided for herein, and that the settlement and compromise stated herein is final and conclusive forthwith, shall supersede all prior written or oral between the parties, subject to the conditions stated hereilJ, and each auoniey represents that his or her client has freely consented to and authorized this Agreement after having been so advised.

17. Mutual Drafting. Each party has participated jointly in the drafting of this Agreement which each party acknowledges is the result of negotiation between the patties and through placement agent Dal more Group LLC, and the language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. If ambiguity or qu,stion of intent or interpretation arises, then this Agreement will accordingly be constn1ed as drafted joinlly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party to this Agrccmelll by virtue of the amhorship of any of lhe pmvisions of this Agreement.

18. Waiver of Defense. Each party hereto waives a statement of decision, and the right lo appeal from the Order after its entry. Company further waives any defense based on the rule against splitting causes of action. The prevailing party in any motion to enforce the Order shall be awarded its reasonably anomey fees and expenses in connection with such motion. Except as expressly set forth herein, each party shall bear its own attorneys' fees, expenses and costs.

19. Signatures. This Agreement may be signed in counterpruts and the Agreement, together with its counterpart signature pages, shall be deemed valid and binding on each party when duly executed by all parties. Facsimile and electronically scanned signatures shall be deemed valid rund binding for all purposes. This Agreement may be amended only by an instrument in writing signed by the pruty to be charged with enforcement thereof. This Agreement supersedes all prior agreements and understandings among the pruties hereto with respect to the subject mauer hereof.

20. Choice of Law, Etc. Notwithstanding lhe place where lhis Agreement may be executed by eilher of the parties, or any other factor, all terms and provisions hereof shall be governed by and construed in accordance with the Jaws of the State of Florida, applicable co agreements made and to be fully performed in that State and without regard to the principles of conllicts of laws lhereof. Any action brought to enforce, or otherwise arising out of this Agreement shall be brought only in State Court sining iu the Twelfth .Judicial Circuit, State of Florida.

21. Exclusivity. For a period of the later of one hundred eighty (180) days from the date of the execution of this Agreement or upon CCI's final sale of all shares of stock issued pursuant hereto subsequent to final adjustment; (a) Company and its representatives shall not enter into any exchange transaction under Section 3(a)(10) of the Securities Act nor directly or indirectly discuss, negotiate or consider any proposal, plan or offer from any other party relating to any liabilities, or any financial transaction having an effect or result similar to the transactions contemplated hereby, and (b) CCI shall have the exclusive right to negotiate and execute definitive documentation embodying the temls set forth herein and odher mutually acceptable terms.

22. Inconsistency. In the event of any inconsistency between lhe tenns of this Agreement and any other document executed in connection herewith, the tenns of this Agreement shall control to the extent necessary to resolve such inconsistency.

23. NOTICES. Any notice required or pennitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

(a) the date delivered, if delivered by personal delivery as against written receipt therefore or by confirmed facsimile transmission,

(b) !he fitih business day atier deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(c) the second business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

(d) delivery by email upon delivery,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such pany may designate by ten (10) days' advance wrillen notice similarly given to each of the other parties hereto):

Company:

Strikeforce Technologies, Inc.
MARK L KAY
1090 KING GEORGES POST RD, SUITE 603, EDISON, NJ 08837
Attn: ________________
Telephone No.: 610-246-4276
E-mail: MARKLKAY@STRIKEFORCETECT.COM

with a copy to:

David A. Altier, Esq.
DAVID A. ALTIER, P.A.
1432 First Street
Sarasota, Florida 34236
(941) 954-7750
(94 I) 951 -1509 (FAX)
Florida Bar No. 0151459

Continuation Capital, Inc.
Attn: ________________
4054 Sawyer Road
Sarasota, Florida 34233
Telephone: ________________
Email: ________________

And

Michael G. Brown, Esq.
P.O. Box 19702
Sarasota, Florida 34237
941-780-1300 (phone)

941-296-7500 (fax)
Florida Bar No. 0148709

IN WITNESS WHEREOF, the parties have duly executed this Settlement Agreement and Stipulation as of the date first indicated above.

Continuation Capital, Inc.

By: ______________________
Name: Karl Buhl
Title: Secretary

Strikeforcc Technologies, Inc.

By: ______________________
Name: MARK L KAY
Title: CEO

Affiliates

RXHIBITA

IN THE CIRCUIT COURT OF THE TWELFfH JUDICIAL CIRCUIT
IN AND FOR ______ COUNTY, FLORIDA

Continuation Capital, Inc.,
a Delaware Corporation,
Plaintiff,

v. Case No.

Strikeforce Technologies, Inc.,
a Wyoming Corporation,
Defendant.
_______________________________/

ORDER GRANTING APPROVAL OF SETTLEMENT AGREEMENT AND STIPULATION

This matter having come on for a hearing on the_ day of____ , 2020, to approve the Settlcmenl Agreement entered into as of______ , 2020 between Plaintiff, Continuation Capital, Inc. ("Plaintiff") and Defendant, Strikeforce Technologies, Inc. ("Defendant" and collectively with Plaintiff, the "Patties"), and the Court having held a hearing as to the fairness of the terms and conditions of the Seulement Agreement and Stipulation and being otherwise fully advised in the premises, the Court hereby finds as follows:

1. The Court has been advised that the Parties intend that the sale of the Shares (a defined by the Settlement Agreement and, hereinafter, the "Shares") to and the resale of the Shares by Plaintiff in the United States, assuming satisfaction of all other applieahle securities laws and regulations, will be exempt from registration under the Securities Act of 1933 (the "Securities Act") in reliance upon Section 3(a)(10) of the Securities Act based upon this Couit's finding herein

that the tenns and conditions of the issuan e of the Shares by Defendant to Plaintiff are fair to Plaintiff;

2. The hearing having been scheduled upon the consent of Plaintiff and Dcfcnd:mt, Plaintiff has had adequate notice of the hearing and Plaintiff is the only party to whom Shares will be issued pursuant to the Setllemcnt Agreement;

3. The 1e1ms and cond.itions of the issuance of the Shares in exchange for the release of certain claims a set forth in the Settlement Agreement are fair to Plaintiff, the only party to whom tlle Shares will be issued;

4. The fairness hearing was open to Plaintiff. Plaintiff was represented by counsel at the hearing who acknowledged that adequate notice of the hearing was given and consented to the entry of this Order.

It is hereby ORDERED AND AD.JUDGED that the Settlement Agreement and Stipulation is hereby approved as fair to the party to whom the Shares will be issued, within the meaning of Section 3(a)(J 0) of the Securities Act and that the sale of the Shares to Plaintiff and the resale of the Shares in the United States by Plaintiff, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration wider the Securities Act of 1933. The Sc11le1uent Agreement and Stipulation entered into between the parties is hereby approved and the parties arc ordered to comply with same. The Circuit. Court of the Twelfth Judicial Circu.it in and for ______ County, florida reserves jurisdiction over the pa1tics to Ill1is action as well as the subject matter herein for purposes of contempt and enforcement of the Settlement Agreement and Stipulation a well as for such other purposes as allowed by law.

SO **ORDERED,** this _ **day** of ___ 2020.

The Honorable ______ __

Conformed copies to:
Michael G. Brown, Esq.
David A. Airier, Esq.

EXHIBITB

DATE

Worldwide Stock Transfer, LLC
One University Plaza, Suite 505
Hackensack, NJ. 07601

Ladies and Gentlemen:

Strikeforce Technologies, Inc. (the "Company") and Continuation Capital, Inc. (the "Investor") have entered into a 3(a)(10) Settlement {the "A1>Teement") in the principal amount of$ 197,737.81 (the "Settlement").

A copy of the settlement is attached hereto. The shares 10 be issued are to be registered in the names of the registered holder of die securities submitted for conversion or exercise.

You are hereby irrevocably authorized and instructed to reserve a sufficient number of Common Stock ("Common Stock") of the Company (initially, xxxxxxxxxxxxx shares for this specific lransaction) for issuance upon full conversion of the Settlement in accordance with the tem s thereof. The Investor may from time to time provide you with written notice to increase the number of shares of Common Stock so reserved without any further action or confirmal.ion of the Company. Y(U shall have no duty or obligation to confirm the accuracy of the Investor's calculations relati1g to the number of shares to be reserved and are hereby irrevocably authorized m1d instructed to increase the number of shares reserved as requested by the Investor without any further action or confimiation by the Company.

In tJ,e event of a reverse stock split the reserve should remain unchanged unless instructed by the Investor and the Company.

The ability to convert the Settlement in a timely manner is a material obligation or the Company pursuant to the Settlement. Your firm is hereby irrevocably authorized and instructed to first issue shares of Company Common Stock (without any restrictive legend) to the Investor from the Company's authorized and unissucd shares to the extent the same are available and not from the Transfer Agent Reserve (unless and until there are no authorized shares or Common Stock available for issuance other than those held in the Transfer Agent Resev e) without any further action or confirmation by the Company: (A) upon your receipt from the Investor of: (i) a notice of conversion ("Convc,·sion Notice") executed by the Investor; and (ii) an opinion of counsel of the Investor, in fonn, subst,mce and scope customary for opinions of counsel in comparable cransactions (and satisfactory to the transter agent), to the effect that the shares of Co,umon Stock of the Company issued to the Investor pursuant to the Conversion Notice are not "restricted securities" as defined in Rule 144 and should be issued to the Investor without any restrictive legend; and (B) the number of shares to be issued is less than 4.99% of the total issued common stock of the Company.

The Company hereby requests that your firm act immediately, without delay and without the need for any action or confinnation by the Company with respect to the issuance of Company Common Stock pursuant to any Conversion Notices received from the Investor. The Investor understands and

acknowledges that you charge fees pursuant to the Worldwide Stock Transfer fee schedule effective October 23, 2018.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, cla.im or expense (including the reasonable fees and disbursements of its att.Ol'tlCys) incun-ed by or asserted against you or any of them arising our of or in connection the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is dctemrined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company or the Investor in respect lo any action taken or any failure 10 act in respect oft.his if such action was taken or omitted 10 be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Investor and the Company understand that you shall not be required to process any issuances or transfers of shares if such an is.wance or transfer of shares be in violatioo of any state or federal securities laws or regulation or if such an issuance or transfe-r of shares be prohibited or stopped as required or directed by a court order. You shall be entitled to rely on the advice of your own counsel in making any such deterruination.

The Board of Directors of the Company has approved the foregoing (in-evocable instructions) and does hereby extend the Company's irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the tenns herein set forth.

The Company agrees that in the event that the Transfer Agent resigns as the Company's u-ansfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these In-evocable Instructions within live (5) business days. Furthem1ore, if the company decides to switch or terminate the current Transfer Agent, 30 day notice of termination must be given.

You are also authorized to release any information you deem necessary towards processing clearing and seulement of the shares arising from this reservation.

The Investor is intended to be and are third party beneficiaries hereof, and no amendment or modification to the instructions sec forth herein may be made without the consent of the Investor.

Very truly yours,

Chief Executive Officer

Acknowledged and Agred :
Worldwide Swck Transfer, LLC

By:___________
Name:
Title:

EXffiBITC

IN THE CIRcur'COURT OF THE TWELFTH JUDICIAL CIRCUIT
IN AND FOR ____ COUNTY, FLORIDA

Continuation Capital, Inc.,
a Delaware Corporation,
Plaintiff,

v. Case No.

Strikeforce Technologies, Inc.,
a Wyoming Corporation,
Defendant.
------------ /

STIPULATION AND ORDER OF DISMISSAL

IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned, the attorneys of record for all the parties to the above-entitled action, pursmmt to the Florida Rules of Civil Procedure, that whereas no party hereto is an infant or incompetent person for whom a committee has been appointed or conscrvatee and no person not a party has an interest in the subject matter of the action, the above-entitled action be, and the same hereby is, dismissed, each party to bear its own costs.

Dated: _________ , 2020.

David A. Altier, Esq.
1432 First Street
Sarasota, Florida 34237
(941) 954-7750
(941) 951-1509 (FAX)
Florida Bar No. 0151459
Attorney for Plaintiff

Michael G. Brown, Esquire
P.O. Box 19702
Sara ota, Florida 34237
941-780-1300 (phone)
941-296-7500 (fax)
Florida Bar No. 0148709
Attorney for Defendant

SO ORDERED:

The Honorable _________

SCHEDULE A
CLAIMS

Company	Nature of Claim	Payment to bo paid within o,,e (5) days after Courl (Jtder granting approval of settlement ngreemcn(pun,uant to Clalms Purth, :c Agreements snnexed llertto.	PfiJmem b IX paid ,ithill .'IXly (60} days and :ti))' al>plicable addJtlonnJ dllys whicb «Ould be triJu;ered by a dC'fault e,-ent antr Court order granthig appro"lll or sdtlcment agrttment pursuant O Claims rurdlase. :\gretmt'nls antML'd hen:.to.	Pa)meuf to be paid within utne-ty (90) days nnd our aJ>J-Icabte addhional days \Thkh rould be triggered by a default f.\'flll after Court order granting applO'QI ofselUement agr«ment punuaut to Oaims Purchase Agreemtnts lmnexed hereto.	Payln<ul to be paid \ritb.ill one hundred C:'culy 020) days and ally upplicablc additional da •s which could be trlggert'd by a default e,'tnt after Court order &ranting approval of settlement agr«-mcn(pursuant to CJaims Puttb.n.se Agreeme1lts aluwxed hereto.	Paymenl D be lmld withlo oue hundred llfiy (150) days and any :1l>plicable additional days wbkh could be triggered by a defaoH en:nt after Court 01·dcr granting approval or seUltmeot agrtemcnt Jmr.suanl lo Claimi. Purchasc Agretmenls flUk<Xed here(o.	Total Debt
XXXXXXXX XXXXXXXX	Invoice			S8,150.00			S$,150.00
XXXXXXXXX	Invoice	$2,500.00					$2,500.00
XXXXXXXX	Contrncc		$29,400.00				$29,400.00
XXXXXXXXXXXX	Note			$30,461.98	$40,461.98	$50.461.97	SU!,385.93
XXXXXXXXX XXXXXXXXX	Note			53,108.57	$3.IOS.57	$12,108.58	$18,325.72
XXXXXXXXX	Invoice	$3,595.23	$3.595.23	$3,595.23	$3,595.23	SJ,595.24	$17,976.16
TOTALS		$6,095.23	$32,995.23	$45,315.78	$47,165.78	$66,165.79	S197,737.81